UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

5/2/2007

Date of Report (Date of earliest event reported)

SAFECO CORPORATION

(Exact name of registrant as specified in Charter)

WASHINGTON	1-6563	91-0742146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Safeco Plaza, Seattle, Washington	98185
(Address of principal executive officers)	(Zip Code)

(206) 545-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On May 2, 2007, in connection with being named as non-executive Chairman of the Board, Safeco's Board of Directors awarded Joseph W. Brown a 7,500 share restricted stock award.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Also effective at its May 2, 2007 meeting, the Board amended the corporation's bylaws to modify Article XI, Section 2 to state that Safeco may issue shares without certificates.

Item 8.01	Other Events

On May 4, 2007, Safeco announced that it put in place a Rule 10b5-1 trading plan to purchase up to $250 million of its outstanding common stock. This plan allows Safeco to repurchase its shares during periods when the company would normally not be active in the market because of its own internal trading windows.

Item 9.01	Financial Statements & Exhibits

Exhibit 99.1 – Press release “Safeco Announces $250 Million Share Repurchase,” dated May 4, 2007.

Exhibit 99.2 – Bylaw amendment.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Safeco Corporation
Registrant

Dated: May 4, 2007	/s/ Kris L. Hill
Kris L. Hill Vice President and Controller